Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998 in the Prospectus part of the following Registration Statements:

         Registration Statement No. 33-52151 on Form S-8 pertaining to the 1994 Equitable Resources, Inc. Long-Term Incentive Plan;

         Registration  Statement  No.  33-52137 on Form S-8  pertaining to the
         1994  Equitable  Resources,   Inc.   Non-Employee   Directors'  Stock
         Incentive Plan;

         Registration Statement No. 33-53703 on Form S-3 pertaining to the registration of $100,000,000 Medium-Term Notes, Series C of Equitable Resources, Inc.;

         Post-Effective Amendment No. 2 to Registration Statement No. 2-69010 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

         Post-Effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan;

         Post-Effective Amendment No. 1 to Registration Statement No. 33-10508 on Form S-8 pertaining to the Equitable Resources, Inc. Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan;

         Registration Statement No. 333-01879 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan;

         Registration Statement No. 333-22529 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan;

         Registration Statement No. 333-20323 on Form S-3 pertaining to the registration of 164,345 shares of Equitable Resources, Inc. common stock;

         Registration Statement No. 333-32197 on Form S-8 pertaining to the Equitable Resources, Inc. Nonstatutory Stock Option Plan.

         Registration  Statement No.  333-06839 on Form S-3  pertaining to the
         registration   of   $168,000,000  of  debt  securities  of  Equitable
         Resources, Inc.;








Pittsburgh, Pennsylvania              By       /s/ Ernst & Young LLP
March 17, 1999                                     Ernst & Young LLP